Exhibit 99.2

HECKMANN CORPORATION ANNOUNCES THE SEPARATE TRADING OF ITS COMMON STOCK AND WARRANTS COMMENCING NOVEMBER 20, 2007

PALM DESERT, California, Nov. 16, 2007 – Heckmann Corporation (AMEX: HEK.U) today announced that, commencing on November 20, 2007, holders of the securities comprising each unit sold in the Company’s initial public offering completed on November 16, 2007 may elect to separately trade the common stock and warrants included in the units.

Those units not separated will continue to trade on the American Stock Exchange under the symbol “HEK.U”, and each of the common stock and warrants will trade on the American Stock Exchange under the symbol “HEK” and “HEK.WS”, respectively.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Heckmann Corporation

Heckmann Corporation is a blank check company recently formed for the purpose of acquiring or acquiring control of one or more operating businesses through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination.

Forward-Looking Statements

This press release may contain certain forward-looking statements including statements with regard to the future performance of the Company. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties that are detailed in the Company’s Prospectus and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	Don Ezzell

Heckmann Corporation

+1 (760) 341-3606